Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255841) and Form S-8 (Nos. 333-253883, 333-229975, 333-237041, and 333-222758) of VYNE Therapeutics Inc. of our report dated March 17, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 17, 2022